BaiKang Biological Group Holdings Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

Certificate Number

Shares

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT

CUSIP NO.: G0703G107

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Corporate Seal

JINGUO LI
CEO

JINPING WU
CFO

DATED:

COUNTERSIGNED AND REGISTERED
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
Transfer Agent

By

Authorized Officer